    As filed with the Securities and Exchange Commission on April 21, 1999.

                                   __________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):  March 31, 1999


                       CORRECTIONAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                       0-23038                11-3182580
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
 incorporation or organization)           Number)           Identification No.)

         1819 Main Street
            Suite 1000
         Sarasota, Florida                                 34326
(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (941) 953-9199


                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information And Exhibits

        (a) Financial Statements of Businesses Acquired. The consolidated financial statements of YSI and its subsidiaries as at December 31, 1998 and 1997 and for the three years ended December 31, 1998 are included elsewhere in this Current Report on Form 8-K/A commencing on page F-1.

        (b) Pro Forma Financial Information. The pro forma financial information required pursuant to Article 11 of Regulation S-X are included elsewhere in this Current Report on Form 8-K/A commencing on page G-1.

        (c) Exhibits. The following exhibits are filed herewith or incorporated by reference hereto:

 No.                                    DESCRIPTION
-----                                   -----------

4.2.1 Amendment to Fiscal and Paying Agency Agreement, dated March 31, 1999, by and among YSI, The Chase Manhattan Bank, N.A., New York, The Chase Manhattan Bank, N.A., London and Chase Manhattan Bank Luxembourg S.A.

4.3.1 Amendment to Indenture, dated March 31, 1999, by and between YSI and The Chase Manhattan Bank, as trustee.

99           Press release announcing the completion of the Merger dated
             April 1, 1999.
---------------------

               YOUTH SERVICES INTERNATIONAL, INC.
               AND SUBSIDIARIES

               CONSOLIDATED FINANCIAL STATEMENTS
               AS OF DECEMBER 31, 1998 AND 1997, AND
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997,
               THE SIX MONTHS ENDED DECEMBER 31, 1996
               AND THE YEAR ENDED JUNE 30, 1996
               TOGETHER WITH REPORT OF
               INDEPENDENT PUBLIC ACCOUNTANTS AND
               SUPPLEMENTARY CONSOLIDATING INFORMATION

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of Youth Services International, Inc.:

We have audited the accompanying consolidated balance sheets of Youth Services International, Inc. (a Maryland corporation) and subsidiaries (collectively, the Company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Youth Services International, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. This information has been subjected to the auditing procedures applied in our audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.



Baltimore, Maryland,
  March 5, 1999

                                                                     Page 1 of 2
                                                                     -----------

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------


                                     ASSETS
                                     ------
                                 (In thousands)

                                                                  December 31,       December 31,
                                                                      1998               1997
                                                                -----------------  -----------------
CURRENT ASSETS:
 Cash                                                                    $ 5,903            $ 8,015
 Restricted cash                                                              69                264
 Accounts receivable, net of allowance for doubtful
   accounts of $1,195 and $433, respectively                              15,879             16,589
 Proceeds receivable from sale of behavioral health
   business                                                                    -              4,500
 Receivables from related parties                                              -                108
 Prepaid expenses, supplies and other                                      2,454              2,845
 Deferred tax asset                                                        2,071                769
                                                                         -------            -------
     Total current assets                                                 26,376             33,090
                                                                         -------            -------

PROPERTY, EQUIPMENT AND IMPROVEMENTS:
 Land                                                                      2,022              1,976
 Leasehold improvements                                                   11,414              9,401
 Program equipment                                                         5,219              1,949
 Buildings                                                                10,792              8,715
 Office furniture and equipment                                              905              3,339
 Vehicles                                                                  1,922              1,675
                                                                         -------            -------
                                                                          32,274             27,055
 Less- Accumulated depreciation                                           (8,655)            (6,013)
                                                                         -------            -------
     Property, equipment and improvements, net                            23,619             21,042
                                                                         -------            -------

OTHER ASSETS:
 Deferred debt issue costs, net                                            1,571              1,819
 Goodwill, net                                                             1,790              2,165
 Deferred tax asset                                                        5,048              6,512
 Other assets, net                                                         1,294              1,739
                                                                         -------            -------
     Total other assets                                                    9,703             12,235
                                                                         -------            -------
     Total assets                                                        $59,698            $66,367
                                                                         =======            =======

   The accompanying notes are an integral part of these consolidated balance sheets.

                                                                     Page 2 of 2
                                                                     -----------

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------
                       (In thousands, except share data)


                                                              December 31,       December 31,
                                                                  1998               1997
                                                            -----------------  -----------------

CURRENT LIABILITIES:
 Accounts payable                                                   $  1,325           $  1,353
 Accrued expenses                                                     12,005              6,694
 Deferred revenue                                                          -              1,243
 Current portion of long-term liabilities                                 20                664
                                                                    --------           --------
     Total current liabilities                                        13,350              9,954
7% CONVERTIBLE SUBORDINATED DEBENTURES                                32,200             32,200
12% SUBORDINATED DEBENTURES, net of unamortized
 original issue discount of $0 and $3, respectively                        -                797
LONG-TERM DEBT, less current portion                                      45                 81
                                                                    --------           --------
     Total liabilities                                                45,595             43,032
                                                                    --------           --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock, $.01 par value:
   70,000,000 shares authorized, 11,325,869 and
     11,107,970 issued and outstanding, respectively                     113                111
 Additional paid-in capital                                           36,454             35,055
 Accumulated deficit                                                 (22,464)           (11,831)
                                                                    --------           --------
     Total shareholders' equity                                       14,103             23,335
                                                                    --------           --------
     Total liabilities and shareholders' equity                     $ 59,698           $ 66,367
                                                                    ========           ========

   The accompanying notes are an integral part of these consolidated balance sheets.

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------
                     (In thousands, except per share data)

                                                       Year               Year         Six Months Ended         Year
                                                  Ended December     Ended December      December 31,           Ended
                                                        31,                31,                                June 30,
                                                       1998               1997               1996               1996
                                                 -----------------  -----------------  -----------------  -----------------
REVENUES                                                 $ 90,065           $116,102            $59,761           $103,642

PROGRAM EXPENSES:
 Direct operating                                          85,233            100,496             50,977             89,421
 Start-up costs                                               494                211                189                 58
                                                         --------           --------            -------           --------
     Contribution from operations                           4,338             15,395              8,595             14,163

OTHER OPERATING EXPENSES:
 General and administrative                                10,856             10,289              4,222              6,307
 College Station closure costs                              2,327                  -                  -                  -
 Strategic deal costs                                         803                  -                  -                  -
 CCI special bonuses                                            -              1,440                  -                  -
 Costs related to CCI transaction                             306                  -                  -                  -
 Loss on sale of behavioral health
   business                                                     -             20,898                  -                  -
 Costs of attempted acquisitions                                -                  -                  -                569
                                                         --------           --------            -------           --------
     (Loss) income from operations                         (9,954)           (17,232)             4,373              7,287
                                                         --------           --------            -------           --------

OTHER INCOME (EXPENSE):
 Interest expense                                          (2,286)            (3,095)            (1,939)            (3,209)
 Interest income                                              368                473                502                645
 Loss on sale of investments                                    -               (203)               (45)                 -
 Other income (expense), net                                  461               (105)              (196)              (463)
                                                         --------           --------            -------           --------
                                                           (1,457)            (2,930)            (1,678)            (3,027)
                                                         --------           --------            -------           --------
     (Loss) income before income taxes                    (11,411)           (20,162)             2,695              4,260
 Income tax benefit (expense)                                 837              3,085               (946)            (1,856)
                                                         --------           --------            -------           --------
     Net (loss) income                                   $(10,574)          $(17,077)           $ 1,749           $  2,404
                                                         ========           ========            =======           ========
(Loss) earnings per common share:
 Basic                                                     $(0.94)            $(1.57)             $0.18              $0.26
                                                         ========           ========            =======           ========
 Diluted                                                   $(0.94)            $(1.57)             $0.16              $0.24
                                                         ========           ========            =======           ========
Weighted average common shares
 outstanding:
 Basic                                                     11,269             10,911              9,981              9,138
                                                         ========           ========            =======           ========
 Diluted                                                   11,269             10,911             10,894             10,134
                                                         ========           ========            =======           ========

 The accompanying notes are an integral part of these consolidated statements.

                                                                     Page 1 of 2
                                                                     -----------

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                -----------------------------------------------
                       (In thousands, except share data)

                                                                                 Unrealized
                                                                                  Loss on
                                                     Additional   Accumulated   Investments       Total
                                             Common    Paid-in     (Deficit)     Available-   Shareholders'
                                             Stock     Capital      Earnings      for-Sale        Equity
                                             ------  -----------  ------------  ------------  --------------
BALANCE, June 30, 1995                         $ 90     $16,331      $  1,222   $  -               $ 17,643
 Tax benefit realized due to exercise
 of nonqualified stock options                    -       1,029             -             -           1,029
 Issuance of 490,946 shares of common
  stock under stock option and stock
  purchase plans                                  5       2,733             -             -           2,738
 Unrealized loss on investments
  available-for-sale, net of tax effect           -           -             -          (255)           (255)
 Net income                                       -           -         2,404             -           2,404
                                               ----     -------      --------   -----------        --------
BALANCE, June 30, 1996                           95      20,093         3,626          (255)         23,559
 Tax benefit realized due to exercise
 of nonqualified stock options                    -         522             -             -             522
 Issuance of 193,641 shares of common
  stock under stock option and stock
  purchase plans                                  2       1,032             -             -           1,034
 Issuance of 7,428 shares of common stock
  as compensation                                 -         125             -             -             125
 Stock issuance costs                             -         (23)            -             -             (23)
 Unrealized gain on investments
  available-for-sale, net of tax effect           -           -             -           197             197
 Conversion of subordinated debentures to
  common stock                                    5       5,745             -             -           5,750
 Net income                                       -           -         1,749             -           1,749
                                               ----     -------      --------   -----------        --------
BALANCE, December 31, 1996                      102      27,494         5,375           (58)         32,913
 Tax benefit realized due to exercise
 of nonqualified stock options                    -       2,805             -             -           2,805
 Issuance of 863,471 shares of common
  stock under stock option and stock
  purchase plans                                  9       3,267             -             -           3,276
 Issuance of 8,205 shares of common stock
  as compensation                                 -         107             -             -             107
 Transfer of shares as compensation               -       1,440             -             -           1,440
 Stock issuance costs                             -         (58)            -             -             (58)
 Unrealized gain on investments
  available-for-sale, net of tax effect           -           -             -            58              58
 Dividend distribution                            -           -          (129)            -            (129)
 Net loss                                         -           -       (17,077)            -         (17,077)
                                               ----     -------      --------   -----------        --------
BALANCE, December 31, 1997                     $111     $35,055      $(11,831)  $  -               $ 23,335
                                               ----     -------      --------   -----------        --------

 The accompanying notes are an integral part of these consolidated statements.

                                                                     Page 2 of 2
                                                                     -----------

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                -----------------------------------------------
                       (In thousands, except share data)

                                                                                Unrealized
                                                                                  Loss on
                                                     Additional   Accumulated   Investments      Total
                                             Common    Paid-in     (Deficit)    Available-   Shareholders'
                                             Stock     Capital      Earnings     for-Sale        Equity
                                             ------  -----------  ------------  -----------  --------------
BALANCE, December 31, 1997                     $111     $35,055      $(11,831)  $  -              $ 23,335
 Tax benefit realized due to exercise
 of nonqualified stock options                    -         352             -             -            352
 Issuance of 199,607 shares of common
  stock under stock option and stock
  purchase plans                                  2         942             -             -            944
 Issuance of 18,292 shares of common stock
  as compensation                                 -         109             -             -            109
 Stock issuance costs                             -          (4)            -             -             (4)
 Dividend distribution                            -           -           (59)            -            (59)
 Net loss                                         -           -       (10,574)            -        (10,574)
                                               ----     -------      --------   -----------       --------
BALANCE, December 31, 1998                     $113     $36,454      $(22,464)  $         -       $ 14,103
                                               ====     =======      ========   ===========       ========

 The accompanying notes are an integral part of these consolidated statements.

                                                                     Page 1 of 2
                                                                     -----------
              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------
                                 (In thousands)

                                                              Year                Year          Six Months Ended   Year Ended
                                                       Ended December 31,  Ended December 31,     December 31,      June 30,
                                                              1998                1997                1996           1996
                                                       ------------------  ------------------  ------------------  ---------
OPERATING ACTIVITIES:
 Net (loss) income                                              $(10,574)           $(17,077)           $  1,749   $  2,404
 Adjustments to reconcile net (loss) income to
   net cash (used in) provided by operating
   activities:
   (Income) loss on Introspect operations                              -                   -                (371)       296
   Stock granted as compensation                                     109               1,547                 125          -
   Depreciation and amortization                                   3,666               5,199               3,069      3,452
   Loss on sale of property, equipment and
     improvements                                                     17                  23                  12        105
   Loss on sale of behavioral health business                          -              20,898                   -          -
   Loss on sale of investments                                         -                 203                  45          -
   Write off of other assets                                         321                   -                   -          -
   Deferred income taxes                                             162              (6,621)                 (2)      (304)
   Tax benefit realized due to exercise of
     nonqualified stock options                                      352               2,805                 522      1,029
   Net change in operating assets and liabilities                  5,670              (2,035)             (6,440)    (4,798)
                                                                --------            --------            --------   --------
Net cash (used in) provided by operating activities                 (277)              4,942              (1,291)     2,184
                                                                --------            --------            --------   --------
INVESTING ACTIVITIES:
 Purchases of property, equipment and
   improvements                                                   (5,319)            (12,091)             (4,284)    (5,947)
 Proceeds from sale of property, equipment and
   improvements                                                       27                 984                  33        674
 Cash paid for acquired businesses, net of cash
   received                                                            -                (628)             (4,023)    (6,449)
 Net proceeds from sale of behavioral health
   business                                                        4,500              14,154                   -          -
 Disbursements for notes receivable                                    -                   -                   -     (4,271)
 Collection of notes receivable                                       38               3,184                  62         25
 Purchases of investments                                              -                   -                   -    (10,223)
 Proceeds from sale of investments                                     -               5,100               4,875          -
 Other long-term assets                                             (489)               (413)               (471)    (1,816)
                                                                --------            --------            --------   --------
Net cash (used in) provided by investing activities               (1,243)             10,290              (3,808)   (28,007)
                                                                --------            --------            --------   --------
FINANCING ACTIVITIES:
 Proceeds from short-term borrowings and
   long-term debt                                                      -                 528              14,326      4,739
 Issuance of 7% convertible subordinated
   debentures                                                          -                   -                   -     37,950
 Repayments of short-term borrowings,
   long-term debt and capital lease obligations                   (1,477)            (13,954)            (14,198)   (10,708)
 Dividend distribution                                               (59)               (129)                  -          -
 Proceeds from issuance of common stock
   under stock option and stock purchase
   plans, net                                                        944               3,218               1,011      2,738
 Deferred debt issue costs                                             -                   -                   -     (2,664)
                                                                --------            --------            --------   --------
Net cash (used in) provided by financing activities                 (592)            (10,337)              1,139     32,055
                                                                --------            --------            --------   --------
NET (DECREASE) INCREASE IN CASH                                   (2,112)              4,895              (3,960)     6,232
CASH, beginning of period                                          8,015               3,120               7,080        848
                                                                --------            --------            --------   --------
CASH, end of period                                             $  5,903            $  8,015            $  3,120   $  7,080
                                                                ========            ========            ========   ========

 The accompanying notes are an integral part of these consolidated statements.

                                                                     Page 2 of 2
                                                                     -----------

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------
                                 (In thousands)


                                                                                                                     Year
                                                              Year                Year          Six Months Ended     Ended
                                                       Ended December 31,  Ended December 31,     December 31,      June 30,
                                                              1998                1997                1996           1996
                                                       ------------------  ------------------  ------------------  ---------
CHANGES IN OPERATING ASSETS AND
LIABILITIES, NET OF EFFECTS OF BUSINESS
ACQUISITIONS AND DISPOSITIONS:
 Cash held in escrow                                         $        -            $      -            $      -     $ 2,543
 Restricted cash                                                     195                 107                 131        156
 Accounts receivable                                               1,177              (1,895)             (3,297)    (8,452)
 Receivables from related parties                                    108               1,029              (1,125)         -
 Refundable income taxes                                               -               1,046                   -     (1,006)
 Prepaid expenses, supplies and other                                391                 127              (1,392)      (666)
 Deposits                                                           (118)                154                  (3)        79
 Management fee receivable                                             -                   -                   -         60
 Accounts payable                                                    (28)               (295)                (15)      (998)
 Accrued expenses                                                  5,188              (2,083)             (2,170)     3,513
 Deferred revenue                                                 (1,243)               (225)              1,431        (27)
                                                                 -------             -------             -------    -------
Net change in operating assets and liabilities                   $ 5,670             $(2,035)            $(6,440)   $(4,798)
                                                                 =======             =======             =======    =======

SUPPLEMENTAL DISCLOSURE:
 Cash paid for interest                                          $ 2,260             $ 3,086             $ 2,081    $   970
                                                                 =======             =======             =======    =======
 Cash paid for taxes                                             $   374             $   279             $   723    $ 2,292
                                                                 =======             =======             =======    =======
 Capital lease obligation                                        $    -              $    -              $    -     $   230
                                                                 =======             =======             =======    =======

 The accompanying notes are an integral part of these consolidated statements.

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------------

Organization and Nature of Operations
-------------------------------------

Youth Services International, Inc. and its subsidiaries (collectively, the Company) are organized to privately manage and operate educational, developmental and rehabilitative programs for troubled youth who have been adjudicated. The Company's programs are provided in residential and non-residential settings. The Company commenced the operation of its first program in February 1992. On February 3, 1994, the Company sold 1,950,000 shares in connection with its initial public offering of common stock at $6.67 per share pursuant to its Registration Statement filed on Form SB-2 with the Securities and Exchange Commission.

On October 31, 1997, the Company consummated the sale of certain of its subsidiaries which comprised its behavioral health business (see Note 13 for further discussion of the sale). As of December 31, 1998, the Company managed and operated 27 programs for adjudicated youth.

Change in Year-end
------------------

On April 25, 1997, the Board of Directors approved a resolution to change the Company's year-end from June 30 to December 31. The accompanying financial statements include the financial position and results of operations for the Company's transition period comprised of the six months ended December 31, 1996.

Pooling-of-Interests Business Combination
-----------------------------------------

On June 30, 1998, the Company exchanged 866,772 shares of the Company's common stock for all of the common stock of Community Corrections, Inc. (CCI). CCI operates residential boot camp and detention facilities with a total capacity of 353 beds in Texas and provides aftercare services to adjudicated youth in Georgia. CCI was a Subchapter S corporation for federal income tax purposes whereby the earnings of the corporation pass through to the respective owners. It was the policy of CCI to distribute necessary amounts to the owners on a periodic basis in order to allow them to fund their personal tax liabilities attributable to the earnings of CCI. During the years ended December 31, 1998 and 1997, income tax dividends were distributed to the owners totaling approximately $59,000 and $129,000.

The above transaction has been accounted for as a pooling-of-interests and, accordingly, the accompanying consolidated financial statements for the periods presented have been retroactively adjusted to reflect the business combination.

Revenue and net (loss) income of the separate companies for the periods preceding the CCI merger were as follows (in thousands):

                                                                                          Pro Forma
                                                                      Net (Loss)         Net (Loss)
                                                     Revenue            Income             Income
                                                 ----------------  -----------------  -----------------
Year ended December 31, 1997:
  YSI, as previously reported                            $108,129          $(15,971)          $(15,971)
  CCI                                                       7,973            (1,106)            (1,230)
                                                         --------          --------           --------
  Combined                                               $116,102          $(17,077)          $(17,201)
                                                         ========          ========           ========

Six months ended December 31, 1996:
  YSI, as previously reported                            $ 57,043          $  1,534           $  1,534
  CCI                                                       2,718               215                135
                                                         --------          --------           --------
  Combined                                               $ 59,761          $  1,749           $  1,669
                                                         ========          ========           ========

Year ended June 30, 1996:
  YSI, as previously reported                            $100,353            $2,271            $2,271
  CCI                                                       3,289               133                83
                                                         --------            ------            ------
  Combined                                               $103,642            $2,404            $2,354
                                                         ========            ======            ======


Pro forma net (loss) income reflects adjustments to net income to record an estimated provision for income taxes for each period presented assuming CCI was a taxpaying entity.

Principles of Consolidation
---------------------------

As of December 31, 1998, the consolidated financial statements included the accounts of Youth Services International, Inc. and the following wholly owned subsidiaries:

 .   Youth Services International of Iowa, Inc.
 .   Youth Services International of Tennessee, Inc.
 .   Youth Services International of Baltimore, Inc.
 .   Youth Services International of Maryland, Inc.
 .   Youth Services International of Northern Iowa, Inc.
 .   Youth Services International of South Dakota, Inc.
 .   Youth Services International of Missouri, Inc.
 .   Youth Services International of Central Iowa, Inc.
 .   Youth Services International of Texas, Inc.
 .   Youth Services International of Virginia, Inc.
 .   Youth Services International of Delaware, Inc.
 .   Youth Services International Southeastern Programs, Inc.
 .   Youth Services International of Minnesota, Inc.
 .   Youth Services International of Illinois, Inc.
 .   Youth Services International of Michigan, Inc.
 .   Community Corrections, Inc.

Significant intercompany accounts and transactions have been eliminated in consolidation.

The Company manages and operates certain of its programs pursuant to subcontracts or similar relationships with not-for-profit entities. These not-for-profit entities hold contracts directly with state and local governments to provide rehabilitative services to adjudicated youth and subcontract management responsibility to the Company. These not-for-profit entities are each controlled by independent Boards of Directors which have the right to terminate their contract with the Company under certain circumstances. The accompanying consolidated balance sheets include net accounts receivable pursuant to these contracts of $4,277,000 and $5,437,000 as of December 31, 1998 and 1997,
respectively.

Revenue Recognition and Contract Provisions
-------------------------------------------

The Company's programs are typically provided pursuant to contracts directly with governmental entities or subcontracts with not-for-profit entities that contract directly with governmental entities. These contracts generally provide for fixed per diem payments based upon program occupancy. Revenues on fixed per diem and management contracts are recognized as the services are performed.

One of the Company's significant programs operates under a contract whereby revenues are recognized as reimbursable costs are incurred through a gross maximum price cost reimbursement arrangement. This contract has costs, including indirect costs, subject to audit and adjustment by negotiations with government representatives. Contract revenues subject to audit relating to this contract of $13,638,000, $13,519,000, $6,835,000 and $13,583,000 have been recorded for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996 and the year ended June 30, 1996, respectively, which are the amounts expected to be realized. Subsequent adjustments, if any, resulting from the audit process are recorded when known.

Contract terms with government and not-for-profit entities generally range from one to five years in duration and expire at various dates through June 2002. Most of these contracts are subject to termination for convenience by the governmental entity. Management of the Company is not aware of any circumstances that would cause any governmental entity to terminate any existing agreement.

Included in the consolidated statement of operations for the year ended December 31, 1998, is $1,020,000 of revenues related to the behavioral health facilities sold on October 31, 1997.

Concentration of Credit Risk
----------------------------

Accounts receivable are uncollateralized and are due primarily from state and local governments and not-for-profit entities under contracts.

Property, Equipment and Improvements
------------------------------------

Property and equipment is recorded at cost and is depreciated using the straight-line method over estimated useful lives ranging from 3 to 39 years. Leasehold improvements are amortized over the term of the related lease or the useful life, if shorter.

Goodwill
--------

Goodwill representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses is stated at cost and is amortized over 10 years using the straight-line method.

Amortization expense for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996 and the year ended June 30, 1996, was $375,000, $894,000, $1,011,000 and $1,038,000, respectively. Accumulated amortization at December 31, 1998 and 1997 was $2,031,000 and $1,656,000, respectively. (See
Note 13 for discussion of the loss related to the disposition of the behavioral health business recognized during the year ended December 31, 1997.)

Realizability of Long-Lived Assets and Goodwill
-----------------------------------------------

In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". This statement requires that long-lived assets and certain identifiable intangibles including goodwill to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company uses an estimate of the undiscounted cash flows over the remaining life of its long-lived assets and goodwill in measuring whether the assets to be held and used will be realizable.

Fair Value of Financial Instruments
-----------------------------------

The Company determines fair value of their financial instruments held based on quoted market values where applicable or discounted cash flow analyses. As of December 31, 1998 and 1997, the carrying value of its financial instruments approximates fair value.

Deferred Revenue
----------------

Deferred revenue consists of advance payments for services which will be recognized as revenue as the related services are performed.

Strategic Deal Costs
--------------------

The Company has incurred various costs in connection with their contemplated merger with Correctional Services Corporation (CSC) (see Note 16). These costs, which consist primarily of professional fees, have been expensed as incurred.

Income Taxes
------------

The Company accounts for income taxes utilizing the liability method in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the rates and laws that are projected to be in effect when the differences are expected to reverse. Any resulting deferred tax asset along with the tax benefits related to operating loss and tax credit carryforwards are recognized if management believes, based on available evidence, that it is more likely than not they will be realized (see Note 11).

Stock Split
-----------

A three-for-two stock split in the form of a stock dividend was effected May 24, 1996, with the issuance of 2,823,544 shares of common stock. All share and per share amounts in the accompanying consolidated financial statements and notes thereto have been retroactively restated to reflect this split.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain reclassifications have been made to prior year balances in order to conform with current year presentation.

Newly Issued Accounting Standards
---------------------------------

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. The statement establishes standards for reporting and display of comprehensive income and its components. The Company adopted this new standard on January 1, 1998 and its implementation did not have an effect on the consolidated statement of operations for the year ended December 31, 1998.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. The statement establishes revised standards under which an entity must report business segment information in its financial statements. The Company's adoption of this new standard in the year beginning January 1, 1998 did not result in any additional disclosures in the consolidated financial statements for the year ended December 31, 1998.

2.  (LOSS) EARNINGS PER SHARE:
    --------------------------

In March 1997, the Company adopted SFAS No. 128, "Earnings Per Share," effective December 15, 1997. As a result, the Company is required to provide additional disclosure of basic (loss) earnings per share. Despite certain new calculation criteria, diluted earnings per share, as defined and reported under the new SFAS, was equivalent to the historically reported fully diluted earnings per share.

The following illustrates the calculation of basic and diluted (loss) earnings per share for all years presented (in thousands, except per share data):

                                          Year               Year            Six Months            Year
                                          Ended              Ended              Ended             Ended
                                      December 31,       December 31,       December 31,         June 30,
                                          1998               1997               1996               1996
                                    -----------------  -----------------  -----------------  ----------------
Net (loss) income                           $(10,574)          $(17,077)            $ 1,749           $ 2,404
                                            --------           --------             -------           -------
Weighted average common
  shares outstanding                          11,269             10,911               9,981             9,138
Dilutive effects of options
  and warrants                                     -                  -                 913               996
                                            --------           --------             -------           -------
Weighted average common
  and common equivalent
  shares outstanding                          11,269             10,911              10,894            10,134
                                            ========           ========             =======           =======
Basic (loss) earnings per
  common share                              $  (0.94)          $  (1.57)            $  0.18           $  0.26
                                            ========           ========             =======           =======
Diluted (loss) earnings per
  common share                              $  (0.94)          $  (1.57)            $  0.16           $  0.24
                                            ========           ========             =======           =======

Basic (loss) earnings per common share were computed by dividing net (loss) income by the weighted average number of common shares outstanding during the year. Diluted (loss) earnings per common share were computed by dividing net
(loss) income by the weighted average number of common and common equivalent shares outstanding during the year. The Company's 7% Convertible Subordinated Debentures (see Note 5) are excluded from the diluted (loss) earnings per common share calculation due to their anti-dilutive effect. The dilutive effects of options and warrants were not provided for the years ended December 31, 1998 and 1997, as losses are not diluted for earnings per share purposes.

3.    ACCRUED EXPENSES:
      -----------------
Accrued expenses consist of the following as of December 31, 1998 and 1997 (in thousands):

                                         December 31,      December 31,
                                             1998              1997
                                       ----------------  ----------------
Accrued payroll                                 $ 1,961            $1,384
Accrued interest                                    942               948
Accrued employee medical costs                    1,093               550
Accrual for disallowed costs                      2,002                 -
Accrued contract buy-out costs                    1,150                 -
Other                                             4,857             3,812
                                                -------            ------
                                                $12,005            $6,694
                                                =======            ======

4.    SHORT-TERM BORROWINGS:
      ----------------------

Lines of Credit
-----------------
During the year ended June 30, 1995, the Company entered into an operating line of credit arrangement with a bank, under which it could borrow the lesser of $5,000,000 or 85% of eligible accounts receivable. Amounts drawn under this line of credit bore interest at prime plus one-half percent and were payable on demand. The line was secured by accounts receivable of the Company. This line of credit was canceled during the year ended June 30, 1996, and replaced with the line of credit facility included in Note 6.

Lines of credit information for the year ended June 30, 1996, prior to the line of credit facility included in Note 6, is as follows (in thousands):

                                                             Year Ended June
                                                                   30,
                                                                  1996
                                                            -----------------

Maximum amount outstanding during the year                             $  70
Average outstanding month-end balance during the year                     70
Weighted average interest rate during the year                          10.0%

5.    SUBORDINATED DEBENTURES:
      --------------------------

12% Subordinated Debentures
---------------------------

During the year ended June 30, 1993, the Company issued 12% Subordinated Debentures in the principal amount of $1,000,000 due in 10 equal semi-annual installments beginning June 30, 1998. Debentures in the principal amount of $580,000 were held by shareholders or their close relatives. The debentures were issued with an original issue discount of $50,000, which was being amortized over the life of the debentures using the effective interest method. The 12% Subordinated Debentures were redeemed by the Company on January 1, 1998, and a loss of $53,000 was incurred by the Company in connection with this early extinguishment.

In connection with the issuance of the debentures, warrants to purchase 231,900 shares of common stock at an exercise price of $3.23 per share were issued. These warrants were exercisable beginning in April 1993 and expire at various dates through November 1999. The warrants have been assigned a value of $50,000.

7% Convertible Subordinated Debentures
--------------------------------------

During the year ended June 30, 1996, the Company issued 7% Convertible Subordinated Debentures due February 1, 2006, in the principal amount of $37,950,000. Interest is payable semi-annually in arrears. The debentures are convertible into common stock at the rate of one share for each $12.47 of principal. The 7% Convertible Subordinated Debentures may be redeemed at the option of the Company, in whole or in part at any time after February 1, 1999, at a redemption price equal to that percentage of their principal amount set forth below:

     On or after February 1,                        Premium
     -----------------------                   ----------------
           1999                                     103%
           2000                                     102%
           2001                                     101%
           2002                                     100%

See Note 16 for discussion of mandatory redemption upon consummation of the proposed merger agreement.

The Company incurred approximately $2,500,000 of direct costs in connection with the issuance of the 7% Convertible Subordinated Debentures. These costs have been included within deferred debt issue costs in the accompanying consolidated balance sheets and are being amortized over the life of the related debentures.

In July 1996, holders of an aggregate principal amount of $5,750,000 of 7% Convertible Subordinated Debentures surrendered such debentures for conversion and received 461,106 shares of common stock. A conversion premium of $297,000 was paid by the Company. The conversion premium has been included in other expense in the accompanying consolidated statement of operations for the year ended June 30, 1996.

6.    LONG-TERM DEBT:
      ---------------

Long-term debt consists of the following at December 31, 1998 and 1997 (in thousands):

                                                                                December 31,      December 31,
                                                                                    1998              1997
                                                                              ----------------  ----------------
Bank Loans:
 Revolving line of credit payable to a bank, permitted borrowings equal to the lesser of $20,000,000 or 85% of eligible accounts receivable plus 95%
  of cash balances on deposit, secured by accounts receivable and cash balances on deposit, bearing interest at the prime rate or LIBOR plus
  2.25%, (7.32% as of December 31, 1998) due February 1999.                           $     -            $     -

Community Corrections, Inc.:
 Various notes payable with interest rates ranging from 9.5% to 13%, interest payable monthly with principal generally due one year from the
  date of issuance                                                                           -               452

Mortgage Payable:
 Mortgage payable to the City of Springfield, South Dakota secured by property in the City of Springfield, South Dakota, bearing interest at
  3.5%, principal and interest due in annual installments through June 2002.                60                75

Forest Ridge Purchase Note:
 Note payable to a non-affiliated individual, in the face amount of
  $150,000 discounted to $117,000, at an imputed interest rate of 10%,
  payable in monthly installments beginning March 1993.                                      -                 5

Other                                                                                        5                13
                                                                                         -----             -----
                                                                                            65               545
Less:  Current portion                                                                      20               464
                                                                                         -----             -----
Total                                                                                    $  45             $  81
                                                                                         =====             =====

Included in the consolidated balance sheet as of December 31, 1997, is $200,000 related to the current portion of the 12% Subordinated Debentures (see Note 5).

Borrowings information with respect to the revolving line of credit for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, is as follows (in thousands):

                                             December 31,      December 31,       December 31,        June 30,
                                                 1998              1997               1996              1996
                                           ----------------  -----------------  -----------------  ---------------

Maximum amount outstanding
 during the year                              $       -             $5,310            $11,124           $7,295
Average outstanding month-end
 balance during the year                              -              3,087              5,042            5,295
Weighted average interest rate
 during the year                                      -                6.7%               7.8%             8.3%

Certain of these agreements require that the Company maintain a minimum current ratio and level of tangible net worth, as well as meet certain other financial standards. As of December 31, 1998, the Company was not in compliance with certain agreements under the revolving line of credit agreement. On February 28, 1999, the agreement with respect to the Company's line of credit expired. The agreement was not extended by the Company. As no amounts were drawn on this line during 1998 or from January 1, 1999 to February 28, 1999, there is no effect on the accompanying consolidated financial statements.

7.  OPERATING LEASES:
    -----------------

The Company leases certain operating facilities and computer and office equipment under operating leases expiring through 2010.

Future minimum lease payments, by year and in the aggregate are as follows (in thousands):

        For the Year
        Ending December 31,
       -------------------
            1999                                               $ 2,662
            2000                                                 2,175
            2001                                                 1,503
            2002                                                   678
            2003                                                   465
            2004 and thereafter                                  4,502
                                                               -------
                                                               $11,985
                                                               =======


Rent expense for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, was $3,539,000, $4,210,000, $2,270,000 and $3,041,000, respectively.

8.  EMPLOYEE RETIREMENT PLAN:
    -------------------------

Effective July 1, 1992, the Company established the YSI 401(k) Retirement Plan (the Plan) pursuant to Section 401(k) of the Internal Revenue Code. The Plan covers all full-time employees of the Company who have satisfied eligibility requirements. Contributions are made by the Company at its discretion. During the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, the Company expensed $0, $42,000, $120,000 and $191,000, respectively, in matching contributions and administrative fees related to the Plan.

9.  CONTINGENCIES:
    --------------

The Company has been named as defendant in various legal proceedings arising from the performance of its normal activities. It is the opinion of management, after consultation with legal counsel, that the amount, if any, of the Company's ultimate liability under all current legal proceedings will not have a material adverse effect on the financial position of the Company.

10.  EQUITY PARTICIPATION PLANS:
     ---------------------------

Stock Option Plans
------------------

During the year ended June 30, 1992, the Board of Directors approved the establishment of the Youth Services International, Inc. 1992 Stock Option Plan (the 1992 Stock Option Plan), under which the Company may grant to eligible employees nonqualified stock options to purchase up to 1,125,000 shares of common stock. Options granted under the 1992 Stock Option Plan allow for the purchase of common stock at prices not less than the fair market value of the common stock at the date of grant, for a term of no more than ten years.

During the year ended June 30, 1994, the Board of Directors and shareholders approved the establishment of the Youth Services International, Inc. 1995 Employee Stock Option Plan and the Youth Services International, Inc. 1995 Director Stock Option Plan (the 1995 Stock Option Plan and the 1995 Director Stock Option Plan, respectively). Under the 1995 Stock Option Plan, the Company may grant to eligible employees nonqualified stock options to purchase up to 750,000 shares of common stock beginning July 1, 1994. The 1995 Stock Option Plan provides for the purchase of common stock at the fair market value of the common stock at the date of grant. Under the 1995 Director Stock Option Plan, the Company may grant options to purchase up to 200,000 shares of common stock to nonemployee members of the Board of Directors. The 1995 Director Stock Option Plan provides for the automatic granting of options to purchase 7,500 shares of the Company's common stock each year on the anniversary date of the appointment of a non-employee director to the Board of Directors. The 1995 Director Stock Option Plan provides for the purchase of common stock at the fair market value of the common stock at the date of grant.


During the year ended June 30, 1995, the Board of Directors approved the establishment of the Youth Services International, Inc. 1996 Employee Stock Option Plan (the 1996 Stock Option Plan). Under the 1996 Stock Option Plan, the Company may grant to eligible employees nonqualified stock options to purchase up to 450,000 shares of common stock beginning July 1, 1995. The 1996 Stock Option Plan provides for the purchase of common stock at the fair market value of the common stock at the date of grant. During 1997, the last of the available options under the 1995 Director Stock Option Plan was granted. No additional options have been made available or granted under the 1995 Director Stock Option Plan.

During the six months ended December 31, 1996, the Board of Directors approved the establishment of the Youth Services International, Inc. 1997 Employee Stock Option Plan (the 1997 Stock Option Plan). Under the 1997 Stock Option Plan, the Company may grant to eligible employees incentive stock options or nonqualified stock options to purchase up to 500,000 shares of common stock beginning July 1, 1996. The 1997 Stock Option Plan provides for the purchase of common stock at the fair market value of the common stock at the date of grant.

During 1998, the Board of Directors approved the establishment of the Youth Services International, Inc. 1998 Director Stock Option Plan (the 1998 Director Stock Option Plan) and Amendment No. 1 to the 1998 Director Stock Compensation Plan. The 1998 Director Stock Option Plan provides for the automatic grant on January 1 of each year to each non-employee director of options to purchase 7,500 shares of the Company's common stock. The options vest in equal quarterly installments during the year on the last day of each calendar quarter. The 1998 Director Stock Option Plan provides for the purchase of common stock at the fair market value of the common stock at the date of grant. The 1998 Director Stock Compensation Plan, as amended, provides for the automatic grant at the end of each calendar quarter to each non-employee director of shares of the Company's common stock with a market value of $3,750, based on the fair market value of the common stock on the date of grant.

At the discretion of the Board of Directors, the options granted to employees may also be subject to certain vesting provisions. The majority of the options granted to employees to date contain a three-year vesting period.

A summary of the status of the Company's stock option plans as of December 31, 1998, 1997 and 1996, and June 30, 1996, is as follows:

                                  December 31, 1998        December 31, 1997        December 31, 1996          June 30, 1996
                                 -------------------     --------------------     --------------------     --------------------
                                            Wtd. Avg.                Wtd. Avg.                Wtd. Avg.                Wtd. Avg.
                                  Shares    Ex.Price       Shares    Ex.Price       Shares    Ex.Price       Shares    Ex. Price
                                 ---------  ---------    ----------  ---------    ----------  ---------    ----------  ---------
Outstanding, beginning
 of period                        728,298      $11.51    1,414,628      $ 6.36    1,444,753      $ 5.17    1,520,646      $ 2.83
Granted                           504,706       13.66      305,184       11.05      147,500       16.46      373,050       11.06
Exercised                        (101,100)       8.07     (827,508)       3.27     (177,625)       5.05     (448,943)       2.15
Forfeited                        (246,863)      14.26     (164,006)       8.04            -           -            -           -
                                 --------                ---------                ---------                ---------
Outstanding, end of period        885,041      $12.76      728,298      $11.46    1,414,628      $ 6.36    1,444,753      $ 5.17
                                 ========      ======    =========      ======    =========      ======    =========      ======
Exercisable, end of period        418,308      $13.21      333,798      $10.94    1,109,078      $ 4.68    1,226,620      $ 4.59
                                 ========      ======    =========      ======    =========      ======    =========      ======

Stock Purchase Plan
-------------------

During the year ended June 30, 1994, the Company established an Employee Stock Purchase Plan (the Plan). Under the Plan, the Company was authorized to grant to eligible employees opportunities to purchase 225,000, 300,000 and 450,000 shares of common stock beginning July 1, 1994, 1995 and 1996, respectively. The Stock Purchase Plan allowed for the purchase of common stock at 85% of the fair market value of the common stock at the date of grant. During the six months ended December 31, 1996, and the year ended June 30, 1996, employees purchased approximately 7,000 and 250,000 shares of common stock, respectively, for proceeds to the Company of approximately $91,000 and $1,917,000, respectively. The Company has discontinued this plan and no shares were issued during the years ended December 31, 1998 and 1997.

In October 1995, the FASB issued SFAS No. 123, "Accounting For Stock Based Compensation." This statement defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages but does not require all entities to adopt that method of accounting for all of their employee stock compensation plans. Entities electing not to make the change in accounting methods must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company has elected to account for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net (loss) income and (loss) earnings per share would have been (increased) reduced to the following pro forma amounts for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, and (in thousands, except per share data):

                                                                                 Six Months Ended
                                              Year Ended         Year Ended        December 31,    Year Ended June
                                             December 31,       December 31,                             30,

                                                 1998               1997               1996              1996
                                           -----------------  -----------------  ----------------  ----------------
Net (loss) income:  As reported                    $(10,574)          $(17,077)            $1,749            $2,404
                                                   ========           ========             ======            ======
                    Pro Forma                      $(14,493)          $(18,896)            $1,027            $  544
                                                   ========           ========             ======            ======

Basic EPS:          As reported                    $  (0.94)          $  (1.57)            $ 0.18            $ 0.26
                                                   ========           ========             ======            ======
                    Pro Forma                      $  (1.29)          $  (1.73)            $ 0.10            $ 0.06
                                                   ========           ========             ======            ======

Diluted EPS:        As reported                    $  (0.94)          $  (1.57)            $ 0.16            $ 0.24
                                                   ========           ========             ======            ======
                    Pro Forma                      $  (1.29)          $  (1.73)            $ 0.09            $ 0.05
                                                   ========           ========             ======            ======


Because the SFAS No. 123 accounting method does not apply to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

The weighted average fair value per option granted during the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, was $10.03, $6.73, $10.09 and $6.78, respectively.

The above information was calculated utilizing the Black-Scholes option-pricing model and the following key assumptions:

                                         Year               Year            Six Months            Year
                                         Ended              Ended             Ended              Ended
                                     December 31,       December 31,       December 31,         June 30,
                                         1998               1997               1996               1996
                                   -----------------  -----------------  -----------------  -----------------
Risk-free interest rate                  6.5%               6.5%               5.9%               5.9%
Volatility                                90%                75%                60%                60%
Expected life (months)                    60                 48                 24                 24


11.    INCOME TAXES:
       -------------

The income tax benefit (expense) for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, included the following components (in thousands):

                                                          Year               Year            Six Months           Year
                                                          Ended              Ended             Ended              Ended
                                                      December 31,       December 31,       December 31,        June 30,
                                                          1998               1997               1996              1996
                                                    -----------------  -----------------  -----------------  ---------------
Federal income tax benefit (expense)                     $  730             $2,902              $(829)         $(1,616)
State income tax benefit (expense)                          107                183               (117)            (240)
                                                         ------             ------              -----          -------
   Total                                                 $  837             $3,085              $(946)         $(1,856)
                                                         ======             ======              =====          =======
Current income tax benefit (expense)                     $1,351             $ (731)             $(948)         $(2,160)
Deferred income tax (expense) benefit                      (514)             3,816                  2              304
                                                         ------             ------              -----          -------
   Total                                                 $  837             $3,085              $(946)         $(1,856)
                                                         ======             ======              =====          =======

A reconciliation between the actual income tax (benefit) provision and the amount computed by applying the federal statutory tax rate of 34% to the income before income tax expense is as follows:

                                                         Year               Year            Six Months           Year
                                                         Ended              Ended             Ended              Ended
                                                     December 31,       December 31,       December 31,        June 30,
                                                         1998               1997               1996              1996
                                                   -----------------  -----------------  -----------------  ---------------
Income tax (benefit) provision at
 federal statutory rate                                (34.0)%            (34.0)%              34.0%            34.0%
State income taxes, net of federal
 income tax effect                                       (5.0)              (5.0)               5.0              5.0
Loss on Introspect operations                               -                  -               (5.1)             2.4
Non-deductible goodwill                                     -               21.1                3.6              1.6
Effects of CCI S Corporation status                       (.8)                .9               (3.0)            (1.4)
Non-recognition of tax benefit of
 operating losses                                        29.2                  -                  -                -
Non-deductible merger costs                               3.3                  -                  -                -
Other                                                       -                1.7                 .6              2.0
                                                       ------             ------               ----             ----
   Total                                                (7.3)%            (15.3)%              35.1%            43.6%
                                                       ======             ======               ====             ====

Deferred tax assets (liabilities) are comprised of the following (in thousands):

                                                                                 December 31,       December 31,
                                                                                     1998               1997
                                                                               -----------------  -----------------
Loss carryforwards                                                                      $ 3,707             $5,740
Depreciation and amortization                                                             1,293                613
Accruals and reserves                                                                     3,432              1,200
Start-up losses                                                                             119                173
Prepaid expenses and inventory                                                           (1,361)              (431)
Other                                                                                       (71)               (14)
                                                                                        -------             ------
Deferred tax asset                                                                      $ 7,119             $7,281
                                                                                        =======             ======


At December 31, 1998, the Company had net operating loss carryforwards of approximately $12,185,000 and $22,750,000 for federal and state income tax purposes, respectively, that expire through 2012. At December 31, 1998, the Company also has a capital loss carryforward of approximately $10,304,000 that expires in 2002.

12.  RELATED PARTY TRANSACTIONS:
     ---------------------------

During the six months ended December 31, 1996, the Company entered into an agreement with International Youth Institute (IYI), a company in which an officer and shareholder is a relative of a former officer and director of the Company. Under this agreement, the Company outsources the training of its staff workers to IYI. In connection with this agreement, a number of Company employees who were trainers of other Company employees were hired by IYI. In order to compensate the Company for the knowledge, training materials and other intellectual property that had been transferred, IYI paid the Company $700,000 and was not compensated for training services IYI provided prior to January 1, 1997. The sale amount of $700,000 has been included in revenues in the accompanying statement of operations for the six months ended December 31, 1996. The Company and IYI also entered into a training services agreement pursuant to which IYI would provide certain training services to the Company for a period of five years at a rate of approximately $34 per month per full-time employee of the Company.

In December 1998, the Company agreed with Golden Eagle Education and Training, Inc. (Golden Eagle, formerly IYI) to buy-out the contract under which Golden Eagle provided training to employees of the Company. The Company agreed to pay Golden Eagle $1,150,000 to buy-out the remaining term of the contract. The cost of this buy-out is included in general and administrative expense in the accompanying consolidated statements of operations for the year ended December 31, 1998.

In connection with the resignation of the Founder of the Company from the Board of Directors effective July 1, 1997, the Company appointed the Founder as Chairman Emeritus and entered into a four-year Representation Agreement with him. Under the Representation Agreement, the Chairman Emeritus agrees to represent the Company's interest with current and potential customers, governmental bodies and the public as and to the extent requested by the Company and in exchange, the Company pays him $20,000 per quarter during the four-year term.

13. DISPOSITION OF BEHAVIORAL HEALTH BUSINESS:
    ------------------------------------------

During the period January 1, 1994 through January 1, 1997, the Company acquired the operating assets or stock of the following companies:

 .  Western Youth Inc.
 .  Parc Place, Limited Partnership
 .  Promise House, Inc.
 .  Developmental Behavioral Consultants, Inc.
 . Desert Hills Center for Youth and Families of New Mexico, Inc. . Desert Hills of Texas, Inc.
 .  Tampa Bay Academy, Ltd.
 .  Youth Quest Inc.
 .  Introspect HealthCare, Corporation
 .  Texas Children's Health Services Inc. (Los Hermanos)

Following their respective acquisitions, the Company operated each of the companies listed above as distinct businesses. Due to their related nature, however, these businesses comprised the Company's behavioral health business. The total acquisition price for these companies, including assumed liabilities and acquisition costs, was approximately $41,100,000 with approximately $19,800,000 of the total purchase price being allocated to goodwill in connection with purchase accounting.

In March 1997, the Board of Directors of the Company approved, and management committed to, a plan to sell the programs that comprised the Company's behavioral health business. On October 31, 1997, the Company consummated the sale of the behavioral health business, other than the College Station and Los Hermanos programs in Texas, for $20,400,000 resulting in a loss on sale of $20,898,000. In September 1998, the Company closed the College Station program. The Company continues to operate the Los Hermanos program as a juvenile justice program.

Unaudited revenues and contribution from operations for the behavioral health businesses including the College Station program for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, are as follows (in thousands):

                                                       Year               Year          Six Months          Year
                                                       Ended             Ended            Ended             Ended
                                                   December 31,       December 31,      December 31,       June 30,
                                                       1998               1997              1996            1996
                                                   ------------       ------------      ------------      ----------
Revenues                                              $1,566             $34,733           $24,869          $44,759
Contribution from Operations                            (787)                 95             1,659            3,394

The Company has also recorded a liability of $2,327,000 to provide for the anticipated future losses related to the College Station facility. The major components of the charge are as follows:

         Future lease payments                                                                  $1,250,000
         Continuing maintenance and occupancy costs                                                858,000
         Write-down of leasehold improvements and
          other fixed assets                                                                       219,000
                                                                                                ----------
                                                                                                $2,327,000
                                                                                                ==========


This charge has been recorded as College Station closure costs in the accompanying consolidated statements of operations for the year ended December 31, 1998.

15.  SIGNIFICANT CUSTOMER:
     ---------------------

The Company derives a significant portion of its revenues from two contracts with one state agency. This state agency provided 27%, 22%, 22% and 24% of total revenues for the years ended December 31, 1998 and 1997, the six months ended December 31, 1996, and the year ended June 30, 1996, respectively. One of the two contracts with this state agency was due to expire on June 30, 1998. During 1998, this contract was extended through March 31, 1999. Subsequent to December 31, 1998, this contract was further extended through June 30, 2004 (including option periods).

15.  UNAUDITED FINANCIAL INFORMATION:
     --------------------------------

The unaudited summary results of operations for the six month period ended December 31, 1995, including the effects of CCI, was as follows (in thousands):

Revenues                                                              $49,240
Program expenses                                                       42,227
                                                                      -------
   Contributions from operations                                        7,013
Development costs                                                         526
General and administrative expenses                                     2,775
                                                                      -------
   Income from operations                                               3,712
                                                                      -------
   Income before income tax expense                                     2,255
Income tax expense                                                        978
                                                                      -------
   Net income                                                         $ 1,277
                                                                      =======

Earnings per common share:
 Basic                                                                $  0.14
                                                                      =======
 Diluted                                                              $  0.13
                                                                      =======


16.    MERGER WITH CORRECTIONAL SERVICES CORPORATION:
       ----------------------------------------------

On September 24, 1998, the Company announced that it had entered into a definitive merger agreement with CSC, under which each outstanding share of the Company's common stock would be converted into .375 shares of CSC common stock. Subsequently, an amended agreement was executed under which each outstanding share of the Company's common stock would be converted into .275 shares of CSC common stock. Under the merger agreement, the Company would become a wholly owned subsidiary of CSC. In addition, due to certain provisions of the Indenture, at the merger close date, the 7% Convertible Subordinated Debentures described in Note 5 may become immediately redeemable at the option of the holder.

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------


                   SUPPLEMENTARY CONSOLIDATING BALANCE SHEET
                   -----------------------------------------

                            AS OF DECEMBER 31, 1998
                            -----------------------

                                     ASSETS
                                     ------

                                 (In thousands)


                                        YSI, Inc.   YSII      YSIT     YSIB      YSIM     YSINI     YSISD     YSIMO     YSICI
                                       ---------- --------   -----   --------  --------  --------  --------  --------  --------
CURRENT ASSETS:
 Cash                                    $ 4,802   $     5   $   1    $    4    $    1    $    8    $    4   $     3    $    2
 Restricted cash                               -         -       -         -        69         -         -         -         -
 Accounts receivable, net                  2,309       518     409       877       780     1,561       830     1,226     1,237
 Proceeds receivable from sale of
   behavioral health business                  -         -       -         -         -         -         -         -         -
 Receivables from related parties              -         -       -         -         -         -         -         -         -
 Due from affiliates                       6,779         -       -     3,627       679         -         -         -         -
 Prepaid expenses, supplies and
   other                                     322       252      52       323       157       128        66       336        54
 Deferred tax asset                           23         -       -         -         -         -         -         -         -
                                         -------   -------   -----    ------    ------    ------    ------   -------    ------
     Total current assets                 14,235       775     462     4,831     1,686     1,697       900     1,565     1,293
                                         -------   -------   -----    ------    ------    ------    ------   -------    ------

PROPERTY, EQUIPMENT AND
 IMPROVEMENTS:
 Land                                      1,500         -       -         -         -       101       189         -         -
 Leasehold improvements                      512     1,490     552       283       385       578       648     2,837       187
 Program equipment                           664       635     121       268       382       481       367       729       141
 Buildings                                 3,554     1,546       -         -       111     1,473     1,091         9         -
 Office furniture and equipment              206        63      41         7        46        37       211        39        17
 Vehicles                                  1,486         -       -        47        62        17         3        43         -
                                         -------   -------   -----    ------    ------    ------    ------   -------    ------
                                           7,922     3,734     714       605       986     2,687     2,509     3,657       345
 Less - Accumulated depreciation          (1,218)   (1,363)   (276)     (517)     (655)     (957)     (897)   (1,381)     (161)
                                         -------   -------   -----    ------    ------    ------    ------   -------    ------
     Property, equipment and

       improvements, net                   6,704     2,371     438        88       331     1,730     1,612     2,276       184
                                         -------   -------   -----    ------    ------    ------    ------   -------    ------

OTHER ASSETS:
 Deferred debt issue costs, net            1,571         -       -         -         -         -         -         -         -
 Goodwill, net                                 -         -       -         -         -         -     1,790         -         -
 Deferred tax asset                        7,096         -       -         -         -         -         -         -         -
 Other assets, net                         1,100        17       6        23        20        13         7        25         4
 Investment in subsidiaries               21,983         -       -         -         -         -         -         -         -
                                         -------   -------   -----    ------    ------    ------    ------   -------    ------
     Total other assets                   31,750        17       6        23        20        13     1,797        25         4
                                         -------   -------   -----    ------    ------    ------    ------   -------    ------
     Total assets                        $52,689   $ 3,163   $ 906    $4,942    $2,037    $3,440    $4,309   $ 3,866    $1,481
                                         =======   =======   =====    ======    ======    ======    ======   =======    ======
                                                                                                                   YSI
                                                                                                                 Holdings,
                                     YSITX     YSIV      YSIMI     YSISP    YSIDE    YSIMN     YSIIL      CCI      Inc.
                                    ------    ------    ------    ------    -----   ------    ------    ------   ---------
CURRENT ASSETS:
 Cash                               $   11    $    3    $    2    $   10    $  1    $    1    $    1    $  106     $   938
 Restricted cash                         -         -         -         -       -         -         -         -           -
 Accounts receivable, net              215       758     1,170     1,948      59       429       357     1,196           -
 Proceeds receivable from sale of
   behavioral health business                      -
 Receivables from related parties        -         -         -         -       -         -         -         -           -
 Due from affiliates                     -         -         -         -       -         -         -         -      20,899
 Prepaid expenses, supplies and
   other                                          27
 Deferred tax asset                      -         -         -         -       -         -         -         -           -
                                    ------    ------    ------    ------    ----    ------    ------    ------   ---------
     Total current assets              253       875     1,318     2,150      94       478       396     1,467      21,837
                                    ------    ------    ------    ------    ----    ------    ------    ------   ---------

PROPERTY, EQUIPMENT AND
 IMPROVEMENTS:
 Land                                  226         -         -         -       -         6         -         -           -
 Leasehold improvements                  -       526     2,150       125       3       133       961        44           -
 Program equipment                     250       208       376       221       8       104        91       173           -
 Buildings                             445       226       172         -       -     2,094         -        71           -
 Office furniture and equipment         22        14        25        20       -        18         8       131           -
 Vehicles                                7         -        28         2       6         7         2       212           -
                                    ------    ------    ------    ------    ----    ------    ------    ------   ---------
                                       950       974     2,751       368      17     2,362     1,062       631           -
 Less - Accumulated depreciation      (151)     (383)     (253)      (73)     (3)      (78)      (33)     (256)          -
                                    ------    ------    ------    ------    ----    ------    ------    ------   ---------
     Property, equipment and
                                   -------   -------   -------   -------   -----   -------   -------   -------   ---------
       improvements, net               799       591     2,498       295      14     2,284     1,029       375           -
                                    ------    ------    ------    ------    ----    ------    ------    ------   ---------

OTHER ASSETS:
 Deferred debt issue costs, net          -         -         -         -       -         -         -         -           -
 Goodwill, net                           -         -         -         -       -         -         -         -           -
 Deferred tax asset                      -         -         -         -       -         -         -         -           -
 Other assets, net                       -        16        22        30       -         3         3         5           -
 Investment in subsidiaries              -         -         -         -       -         -         -         -           -
                                    ------    ------    ------    ------    ----    ------    ------    ------   ---------
     Total other assets                  -        16        22        30       -         3         3         5           -
                                    ------    ------    ------    ------    ----    ------    ------    ------   ---------
     Total assets                   $1,052    $1,482    $3,838    $2,475    $108    $2,765    $1,428    $1,847     $21,837
                                    ======    ======    ======    ======    ====    ======    ======    ======   =========

                                       Eliminations   Consolidated
                                       -------------  -------------
CURRENT ASSETS:
 Cash                                  $  -                $ 5,903
 Restricted cash                                  -             69
 Accounts receivable, net                         -         15,879
 Proceeds receivable from sale of
   behavioral health business
 Receivables from related parties                 -              -
 Due from affiliates                        (31,984)             -
 Prepaid expenses, supplies and
   other
 Deferred tax asset                               -             23
                                       ------------        -------
     Total current assets                   (31,984)        24,328
                                       ------------        -------

PROPERTY, EQUIPMENT AND
 IMPROVEMENTS:
 Land                                             -          2,022
 Leasehold improvements                           -         11,414
 Program equipment                                -          5,219
 Buildings                                        -         10,792
 Office furniture and equipment                   -            905
 Vehicles                                         -          1,922
                                       ------------        -------
                                                  -         32,274
 Less - Accumulated depreciation                  -         (8,655)
                                       ------------        -------
     Property, equipment and
                                       ------------   ------------
       improvements, net                          -         23,619
                                       ------------        -------

OTHER ASSETS:
 Deferred debt issue costs, net                   -          1,571
 Goodwill, net                                    -          1,790
 Deferred tax asset                               -          7,096
 Other assets, net                                -          1,294
 Investment in subsidiaries                 (21,983)             -
                                       ------------        -------
     Total other assets                     (21,983)        11,751
                                       ------------        -------
     Total assets                          $(53,967)       $59,698
                                       ============        =======


The accompanying notes are an integral part of this supplementary consolidating balance sheet.

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------


                   SUPPLEMENTARY CONSOLIDATING BALANCE SHEET
                   -----------------------------------------

                            AS OF DECEMBER 31, 1998
                            -----------------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

                                 (In thousands)



                                  YSI, Inc.     YSII    YSIT     YSIB     YSIM     YSINI     YSISD     YSIMO    YSICI    YSITX
                                  ---------    ------   ----    ------  -------  --------  --------  -------  --------   ------
CURRENT LIABILITIES:
 Accounts payable                  $    291    $   40   $ (2)   $  177   $   72   $  104    $  (53)   $  200   $   10   $    20
 Accrued expenses                     7,313       139    157       450      328      106        75       346       65     1,841
 Deferred revenue                         -         -      -         -        -        -         -         -        -         -
 Current portion of long-term
   liabilities                            2         -      -         -        -        -        15         -        3
 Due to affiliates                        -     2,624      2         -        -    3,264     2,289     4,280    1,624     3,951
                                   --------    ------   ----    ------   ------   ------    ------    ------   ------   -------
     Total current liabilities        7,606     2,803    157       627      400    3,474     2,326     4,826    1,702     5,812
7% CONVERTIBLE   SUBORDINATED
 DEBENTURES                          32,200         -      -         -        -        -         -         -        -

12% SUBORDINATED
 DEBENTURES                               -         -      -         -        -        -         -         -        -
LONG-TERM DEBT, less current
 portion                                  -         -      -         -        -        -        45         -        -         -
                                   --------    ------   ----    ------   ------   ------    ------    ------   ------   -------

     Total liabilities               39,806     2,803    157       627      400    3,474     2,371     4,826    1,702     5,812
                                   --------    ------   ----    ------   ------   ------    ------    ------   ------   -------
COMMITMENTS AND
 CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock                           113         -      -         -        -        -         1         -        -         -
 Additional paid-in capital          35,010       225     25         1      100      179        99         1        -         -
 Accumulated (deficit) earnings     (22,240)      135    724     4,314    1,537     (213)    1,838      (961)    (221)   (4,760)
                                   --------    ------   ----    ------   ------   ------    ------    ------   ------   -------
     Total shareholders' equity      12,883       360    749     4,315    1,637      (34)    1,938      (960)    (221)   (4,760)
                                   --------    ------   ----    ------   ------   ------    ------    ------   ------   -------
     Total liabilities and
       shareholders' equity        $ 52,689    $3,163   $906    $4,942   $2,037   $3,440    $4,309    $3,866   $1,481   $ 1,052
                                   ========    ======   ====    ======   ======   ======    ======    ======   ======   =======

                                                                                                 YSI
                                                                                              Holdings,
                                 YSIV     YSIMI    YSISP   YSIDE   YSIMN    YSIIL     CCI       Inc.     Eliminations  Consolidated
                                -------  -------- ------- ------- ------- --------- --------  ---------  ------------ -------------
CURRENT LIABILITIES:
 Accounts payable               $   33    $  108   $   99   $  3   $   26   $   16   $  181   $  -       $  -              $  1,325
 Accrued expenses                  118       131      387     25       59       42      423           -             -        12,005
 Deferred revenue                    -         -        -      -        -        -        -           -             -             -
 Current portion of long-term
   liabilities                       -
 Due to affiliates               1,686     3,825    2,520    101    3,317    1,899      602           -       (31,984 )           -
                                ------    ------   ------   ----   ------   ------   ------   ---------      --------      --------
     Total current liabilities   1,837     4,064    3,006    129    3,402    1,957    1,206           -       (31,984 )      13,350
7% CONVERTIBLE   SUBORDINATED
 DEBENTURES                          -

12% SUBORDINATED
 DEBENTURES                          -
LONG-TERM DEBT, less current
 portion                             -         -        -      -        -        -        -           -             -            45
                                ------    ------   ------   ----   ------   ------   ------   ---------      --------      --------

     Total liabilities           1,837     4,064    3,006    129    3,402    1,957    1,206           -       (31,984 )      45,595
                                ------    ------   ------   ----   ------   ------   ------   ---------      --------      --------
COMMITMENTS AND
 CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Common stock                        -         -        -      -        -        -        -           -            (1 )         113
 Additional paid-in capital          -         -        -      -        -        -    1,444           -          (630 )      36,454
 Accumulated (deficit) earnings   (355)     (226)    (531 )  (21)    (637 )   (529)    (803)     21,837       (21,352 )     (22,464)
                                ------    ------   ------   ----   ------   ------   ------   ---------      --------      --------
     Total shareholders' equity   (355)     (226)    (531 )  (21)    (637 )   (529)     641      21,837       (21,983 )      14,103
                                ------    ------   ------   ----   ------   ------   ------   ---------      --------      --------
     Total liabilities and
       shareholders' equity     $1,482    $3,838   $2,475   $108   $2,765   $1,428   $1,847     $21,837      $(53,967 )    $ 59,698
                                ======    ======   ======   ====   ======   ======   ======   =========      ========      ========

The accompanying notes are an integral part of this supplementary consolidating balance sheet.

              YOUTH SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
              ---------------------------------------------------


              SUPPLEMENTARY CONSOLIDATING STATEMENT OF OPERATIONS
              ---------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      ------------------------------------

                                 (In thousands)


                                      YSI, Inc.  YSII      YSIT     YSIB      YSIM     YSINI   YSISD      YSIMO   YSICI    YSITX
                                     --------   ------    ------   -------   ------    ------  -----     -------  ------  ------
REVENUES                             $ 10,036   $5,435    $2,411   $15,309   $8,651    $5,929  $5,243    $ 9,686  $2,526  $ 2,952
                                     --------   ------    ------   -------   ------    ------  ------    -------  ------  -------
PROGRAM EXPENSES:
 Direct operating                       1,496    5,446     2,090    14,976    7,650     4,964   5,345     10,946   2,007    3,937
 Start-up costs                             -        -         -         -        -         -       -          -       -        -
                                     --------   ------    ------   -------   ------    ------  ------    -------  ------  -------
  Contribution operations               8,540      (11)      321       333    1,001       965    (102)    (1,260)    519     (985)
                                     --------   ------    ------   -------   ------    ------  ------    -------  ------  -------

OTHER OPERATING EXPENSES:
 General and administrative             9,480        -         -         -        -         -       -          -       -        -
 College Station closure costs              -        -         -         -        -         -       -          -       -    2,327
 Strategic deal costs                     803        -         -         -        -         -       -          -       -        -
 CCI special bonuses                        -        -         -         -        -         -       -          -       -        -
 Costs related to CCI
  transaction                             306        -         -         -        -         -       -          -       -
 Corporate management fee                  98      924       241         -      866     1,008       -        969     430      295
 Loss on sale  behavioral health
  business                                  -        -         -         -        -         -       -          -       -
 Costs of attempted acquisitions            -        -         -         -        -         -       -          -       -        -
                                     --------   ------    ------   -------   ------    ------  ------    -------  ------  -------
   Loss from operations                (2,147)    (935)       80       333      135       (43)   (102)    (2,229)     89   (3,607)
                                     --------   ------    ------   -------   ------    ------  ------    -------  ------  -------

OTHER INCOME (EXPENSE):
 Interest expense                      (3,770)       -         -         -        -         -      (3)         -       -        -
 Interest income                          317        -         -         -        -         -       -          -       -        -
 Loss on sale of investments                -        -         -         -        -         -       -          -       -        -
 Other income (expense), net              473        -         -         -        3         -      (9)        (1)      -       (3)
 Loss from subsidiaries                (6,591)       -         -         -        -         -       -          -       -        -
                                     --------   ------    ------   -------   ------    ------  ------    -------  ------  -------
  (Loss) Income before income
   tax benefit (expense)              (11,718)    (935)       80       333      138       (43)   (114)    (2,230)     89
 Income tax benefit (expense)             394       69        (6)      (28)     (11)        3       6        164      (6)     261
                                     --------   ------    ------   -------   ------    ------  ------    -------  ------  -------
   Net (loss) income                 $(11,324)  $ (866)   $   74   $   305   $  127    $  (40) $ (108)   $(2,066) $   83  $(3,349)
                                     ========   ======    ======   =======   ======    ======  ======    =======  ======  =======

                                                                                                    YSI
                                                                                                  Holdings,
                                      YSIV   YSIMI     YSISP    YSIDE    YSIMN    YSIIL    CCI      Inc.  Elliminations Consolidated
                                     ---------------  --------  ------  -------- ------- ------  -------- ------------- ------------

REVENUES                             $3,291  $5,256   $8,297    $636    $1,459   $ 861   $9,810  $       -    $(7,723)   $ 90,065
                                     ------  ------   ------    ----    ------   -----   ------  ---------    -------    --------

PROGRAM EXPENSES:
 Direct operating                     3,354   4,536    7,849     594     1,750     983    7,863          -       (553)     85,233
 Start-up costs                           -       -        -       -       163     331        -          -          -         494
                                     ------  ------   ------    ----    ------   -----   ------  ---------    -------    --------
  Contribution operations               (63)    720      448      42      (454)   (453)   1,947          -     (7,170)      4,338
                                     ------  ------   ------    ----    ------   -----   ------  ---------    -------    --------

OTHER OPERATING EXPENSES:
 General and administrative               -       -        -       -         -       -    1,376          -          -      10,856
 College Station closure costs            -       -        -       -         -       -        -          -          -       2,327
 Strategic deal costs                     -       -        -       -         -       -        -          -          -         803
 CCI special bonuses                      -       -        -       -         -       -        -          -          -           -
 Costs related to CCI
  transaction                             -
 Corporate management fee               329     526      830      64       146      86      358          -     (7,170)          -
 Loss on sale  behavioral health
  business                                -
 Costs of attempted acquisitions          -       -        -       -         -       -        -          -          -           -
                                     ------  ------   ------    ----    ------   -----   ------  ---------    -------    --------
   Loss from operations                (392)    194     (382)    (22)     (600)   (539)     213          -          -      (9,954)
                                     ------  ------   ------    ----    ------   -----   ------  ---------    -------    --------

OTHER INCOME (EXPENSE):
 Interest expense                         -       -        -       -         -       -      (27)         -      1,514      (2,286)
 Interest income                          -       -        -       -         -       -        3      1,562     (1,514)        368
 Loss on sale of investments              -       -        -       -         -       -        -          -          -           -
 Other income (expense), net              -      (1)       -       -         -       -       (1)         -          -         461
 Loss from subsidiaries                   -       -        -       -         -       -        -          -      6,591           -
                                     ------  ------   ------    ----    ------   -----   ------  ---------    -------    --------
  (Loss) Income before income
   tax benefit (expense)             (3,610)
 Income tax benefit (expense)            27     (15)      27       1        44      38      (16)      (115)         -         837
                                     ------  ------   ------    ----    ------   -----   ------  ---------    -------    --------
   Net (loss) income                 $ (365) $  178   $ (355)   $(21)   $ (556)  $(501)  $  172     $1,447    $ 6,591    $(10,574)
                                     ======  ======  =======    ====    ======  =====    ======  =========    =======    ========

The accompanying notes are an integral part of this supplementary consolidating statement.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


We have accounted for the merger as a pooling-of-interest, which means CSC will treat the companies as if they had always been combined for accounting and financial reporting purposes. The following Unaudited Pro Forma Combined Condensed Statements of Operations and Balance Sheet give effect to the combination of CSC and YSI on a pooling-of-interests basis of accounting. These Unaudited Pro Forma Combined Condensed Financial Statements have been prepared from the historical consolidated financial statements of CSC and YSI and should be read in conjunction therewith, and in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of CSC and YSI. The amounts presented do not reflect any cost savings or other synergies anticipated by CSC or YSI management as a result of the merger.

The adjusted historical financial statements of YSI includes for all periods the financial results and accounts of Community Corrections, Inc. (CCI), which YSI acquired in a pooling-of-interest transaction on June 30, 1998. The adjusted historical financial statements of YSI excludes for the Behavioral Health Business, which was comprised of seven programs YSI sold on October 31, 1997 and one program YSI closed in September 1998, including the loss on such sale and the costs of such closing. The historical financial statements of CSC and of YSI are contained in the Company's Joint Proxy Statement/Prospectus.

This unaudited pro forma combined condensed financial information is not necessarily indicative of actual or future operating results or financial position that would have occurred or will occur upon consummation of the Merger.

The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Merger as if had occurred on December 31, 1998, combining the balance sheets of CSC and YSI as of that date. The Unaudited Pro Forma Combined Condensed Statements of Operations give effect to the Merger as if it had occurred on January 1, 1998, combining results of CSC and YSI for the year ended December 31, 1998.

                       CORRECTIONAL SERVICES CORPORATION
                               AND SUBSIDIARIES
             PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                                                       Historical       Historical       Less:        Adjusted       Pro Forma
                                                          CSC              YSI        Behavorial    Historical YSI    Combined
                                                          1998             1998       Health Bsn.       1998            1998
                                                       ----------------------------   ------------  -------------   -------------
Revenues                                                $97,928,000    $90,065,000     $2,586,000    $87,479,000    $185,407,000
                                                       -------------  -------------   ------------  -------------   -------------

Expenses:
     Operating                                           71,255,000     85,233,000      2,353,000     82,880,000     154,135,000
     General and administrative                          16,264,000     10,856,000                    10,856,000      27,120,000
     Startup and deferred development                    11,630,000        494,000                       494,000      12,124,000
     Other Operating Expenses:
       College Station shutdown charge                                   2,327,000      2,327,000              0               0
       Strategic Deal Costs                                                803,000                       803,000         803,000
       Costs Related to CCI transaction                                    306,000                       306,000         306,000

                                                       -------------  -------------   ------------  -------------   -------------
                                                         99,149,000    100,019,000      4,680,000     95,339,000     194,488,000
                                                       -------------  -------------   ------------  -------------   -------------

Operating loss                                           (1,221,000)    (9,954,000)    (2,094,000)    (7,860,000)     (9,081,000)

Interest expense, net                                      (694,000)    (1,457,000)                   (1,457,000)     (2,151,000)
                                                       -------------  -------------   ------------  -------------   -------------

Loss before income taxes and cumulative
     effect of change in accounting                      (1,915,000)   (11,411,000)    (2,094,000)    (9,317,000)    (11,232,000)
Income tax (provision) benefit                              756,000        837,000        (86,000)       923,000       1,679,000
                                                       -------------  -------------   ------------  -------------   -------------

Loss before cumulative effect of change
     in accounting                                       (1,159,000)   (10,574,000)    (2,180,000)    (8,394,000)     (9,553,000)
Cumulative effect of change in accounting, net
     of tax                                              (4,863,000)             0              0                     (4,863,000)
                                                       -------------  -------------   ------------  -------------   -------------
Net loss                                                ($6,022,000)  ($10,574,000)   ($2,180,000)   ($8,394,000)   ($14,416,000)
                                                       =============  =============   ============  =============   =============

Basic and diluted loss per share:
     Loss before cumulative effect of change
          in accounting                                      ($0.15)        ($0.94)                       ($0.74)        ($0.88)
     Cumulative effect of change in accounting               ($0.63)         $0.00                         $0.00         ($0.45)
                                                       -------------  -------------                 -------------  -------------
                  Net loss                                   ($0.78)        ($0.94)                       ($0.74)        ($1.33)
                                                       =============  =============                 =============  =============

                  Net income (loss)                          ($0.78)        ($0.94)                       ($0.74)        ($1.33)
                                                       =============  =============                 =============  =============

Number of shares used to compute EPS:
                  Basic                                   7,761,224     11,269,000                    11,269,000     10,860,199
                  Diluted                                 7,761,224     11,269,000                    11,269,000     10,860,199


              CORRECTIONAL SERVICES CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                                (in thousands)

                                                      Historical -   Historical-
                                                      Correctional  Youth Services
                                                        Services    International,   Pro Forma      Pro Forma
                                                      Corporation       Inc.         Adjustments    Combined
                                                     ------------   --------------   ------------   ---------
                     ASSETS
CURRENT ASSETS
        Cash and cash equivalents                        $ 1,736          $ 5,903       $    -       $ 7,639
        Restricted cash                                       88               69                        157
        Accounts receivable                               22,045           15,879                     37,924
        Receivable from sale of equipment and
        Deferred tax asset                                     -               23                         23
             leasehold improvements                          994                -                        994
        Prepaid expenses and other current assets          2,967            2,454         (727)(3)     4,694
                                                      ------------  --------------    ---------     ---------
    Total current assets                                  27,830           24,328         (727)       51,431

PROPERTY, EQUIPMENT AND LEASEHOLD
        IMPROVEMENTS AT COST, NET                         29,501           23,619                     53,120

OTHER ASSETS
        Deferred tax asset                                 4,114            7,096        4,500 (3)    15,710
        Other                                              5,192            4,655       (1,400)(3)     8,447
                                                      ------------  --------------    ---------     ---------

                                                        $ 66,637         $ 59,698      $ 2,373      $128,708
                                                      ============  ==============    =========     =========

          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts payable and accrued liabilities        $ 15,568         $ 13,330     $ 11,920 (3)  $ 40,818
        Subordinated promissory notes                      1,101                -                      1,101
        Current portion of long-term obligations               2               20                         22
                                                      ------------  --------------    ---------     ---------
    Total current liabilities                             16,671           13,350       11,920        41,941

LONG-TERM SENIOR DEBT                                     11,500                -                     11,500
7% CONVERTIBLE SUBORDINATED DEBENTURES                                     32,200                     32,200
LONG-TERM OBLIGATIONS, less current portion                  319               45                        364
LONG-TERM PORTION OF FACILITY LOSS
        RESERVES                                             224                -                        224

STOCKHOLDERS' EQUITY
        Preferred Stock                                        -                -                          -
        Common Stock                                          78              113          (82)(6)       109
        Additional paid-in capital                        43,016           36,454           82 (6)    79,552
        Accumulated deficit                               (5,171)         (22,464)      (9,547)(3)   (31,182)
                                                      ------------  --------------    ---------     ---------
    Total stockholders' equity                            37,923           14,103      ( 9,547)       42,479
                                                      ------------  --------------    ---------     ---------
                                                        $ 66,637         $ 59,698      $ 2,373      $128,708
                                                      ============  ==============    =========     =========


   See notes to unaudited pro forma combined condensed financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


NOTE 1--PRO FORMA BASIS OF PRESENTATION

  The Unaudited Pro Forma Combined Condensed Financial Statements reflect the Exchange Ratio of .275 shares of CSC common stock for one share of YSI common stock. The actual number of shares of CSC to be issued will be determined at the effective time based on the number of shares of YSI common stock outstanding at that date.

  The Adjusted Historical Financial Statements of YSI give effect to YSI's merger with Community Corrections, Inc. consummated on June 30, 1998 accounted for as a pooling-of-interest. These financial statements exclude the results of operations of the seven behavioral health programs YSI sold on October 31, 1997 and the College Station behavioral health program YSI closed on September 15, 1998, as well as the loss from such sale and the costs associated with such closing. The Adjusted Historical Financial Statements of YSI serve to reflect the historical results of the continuing operations of YSI existing as of December 31, 1998.


NOTE 2--PRO FORMA EARNINGS (LOSS) PER COMMON SHARE

  Earnings (loss) per common share amounts are based on the weighted average number of common shares outstanding and dilutive common equivalent shares assumed to be outstanding during the period using the treasury stock method, giving effect to the Merger as if it had been consummated at the beginning of the years presented given the assumptions described in Note 1.


NOTE 3--TRANSACTION COSTS AND RELATED EXPENSES

  CSC and YSI estimate that they will incur direct and indirect costs of approximately $14.85 million in connection with the merger as follows:

                                                                                                 (In
                                                                                              thousands)
                                                                                             ------------
        Write off of redundant assets and excess capacity  ..................................    $ 3,600
        Personnel costs  ....................................................................      3,500
        Cancellation of contractual obligations  ............................................        800
        Financial advisory fees  ............................................................      1,700
        Legal and accounting services  ......................................................      1,000
        Integration Costs (not included above):
           Write off debt issuance costs  ...................................................      1,400
           Computer integration costs  ......................................................      1,500
           Travel/printing/filing fees/marketing materials  .................................        850
           Other  ...........................................................................        500
                                                                                                 -------
                                                                                                 $14,850
                                                                                                 =======

  These nonrecurring costs will be charged to operations in the fiscal quarter in which the Merger is consummated or as incurred depending on the nature of such costs and except for certain transaction costs incurred by YSI which are being expensed as incurred. As of December

31, 1998, CSC has capitalized $727,000 and YSI has expensed $803,000 of transaction and related costs.

  The following describes the pro forma adjustments to record the effect of the transaction and related costs as of December 31, 1998.

  The pro forma adjustment to expense CSC's capitalized transaction costs totals $727,000 as of December 31, 1998. As a result of the merger, the 7% convertible subordinated debentures owed by YSI can be redeemed by the holders of such debentures beginning one year from the consummation of the merger. As a result, the $1,400,000 reduction of other assets represents the write off of the unamortized debt issuance costs for periods beyond one year.

  The adjustment to increase accounts payable and accrued liabilities by $11,920,000 represents the $14.850 million of estimated total transaction costs net of CSC and YSI incurred as of December 31, 1998 and net of the write off of unamortized debt issuance costs described above.

  The $9,547,000 adjustment to increase the deficit as of December 31, 1998 reflects the after tax effect of the adjustments described herein. The pro forma adjustment to the deferred tax asset reflects the tax benefit of transaction costs and related expenses. Based on its internal projections, CSC believes such asset is recoverable well within the recovery period.


NOTE 4--CONFORMING ADJUSTMENTS

  CSC has reviewed the status of the combined company's deferred taxes as if the acquisition had occurred at the beginning of the first period presented and has made necessary adjustments to the combined company's deferred taxes based upon the combined company's profitability. Management of CSC and YSI are evaluating the accounting policies and financial statement presentation currently utilized by CSC and YSI to determine the policies and presentation to be adopted by the combined company. Accordingly, the financial statements for the combined company may differ from the presentation herein. Management does not believe the adjustments, if any, will be material to such financial statements.

  The deferred tax asset on the books of YSI represents net operating loss carryforwards primarily generated over the past two years. Accordingly, these carryforwards do not begin to expire until 2012. Based upon internal forecasts, YSI and CSC believe the NOL will be utilized well within the available period.


NOTE 5--DILUTIVE DERIVATIVE SECURITIES

  Under the treasury stock method, dilutive derivative securities are not included in the computation of diluted weighted average shares outstanding for any period in which the reporting company incurred a net loss. In the Unaudited Pro Forma Combined Condensed Statements of Operations, the determination of whether to include derivative securities in the computation of diluted weighted average shares outstanding was based on the pro forma combined results of operations. Accordingly, the diluted weighted average shares outstanding, and consequently the diluted net earnings (loss) per share, for CSC or YSI will differ from that reflected on its historical statements of operations if the historical results were a loss and the pro forma combined results reflect net earnings or if the historical results reflect net earnings and the pro forma combined results were a loss.


NOTE 6--STOCKHOLDERS' EQUITY

  Adjustment to reflect the par value of CSC common stock assumed to be outstanding at December 31, 1998 upon exchange of one share of YSI common stock for .275 shares of CSC common stock.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 21, 1999


                                    CORRECTIONAL SERVICES CORPORATION

                                    By:   /s/ James F. Slattery
                                       ----------------------------------
                                       James F. Slattery
                                       Chairman of the Board, Chief Executive
                                       Officer and President

                                 EXHIBIT INDEX


4.2.1 Amendment to Fiscal and Paying Agency Agreement, dated March 31, 1999, by and among YSI, The Chase Manhattan Bank, N.A., New York, The Chase Manhattan Bank, N.A., London and Chase Manhattan Bank Luxembourg S.A.

4.3.1 Amendment to Indenture, dated March 31, 1999, by and between YSI and The Chase Manhattan Bank, as trustee.

99           Press release announcing the completion of the Merger dated
             April 1, 1999.

-------------------------------